UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TOUCHSTONE ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	303 Broadway, Suite 1100, Cincinnati, Ohio 45202	See Below
(State of Incorporation or Organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Copies to:

Clair E. Pagnano, Esq.

Abigail Hemnes, Esq.

K&L Gates LLP

1 Congress Street, Suite 2900

Boston, Massachusetts 02114-2023

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Touchstone Large Company Growth ETF	The Nasdaq Stock Market LLC	27-0553087

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264194

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Touchstone Large Company Growth ETF, a series of Touchstone ETF Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-264194 and 811-23789), as filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2026 via SEC Accession No. 0001193125-26-096122, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

A.

Registrant’s Agreement and Declaration of Trust, dated February 1, 2022 (filed electronically as Exhibit (a) to the Registrant’s Registration Statement on Form N-1A on April 8, 2022, File No. 333-264194, and incorporated herein by reference).

B.

Registrant’s By-laws, dated February 1, 2022 (filed electronically as Exhibit (b) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on July 11, 2022, File No. 333-264194, and incorporated herein by reference).

[The remainder of this page was left blank intentionally. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 9, 2026

Touchstone ETF Trust

By: /s/Simon Berry

Name: Simon Berry

Title: Secretary